Exhibit 99.1

LENDINGTREE REPORTS RECORD 2Q 2017 RESULTS; INCREASING FULL-YEAR 2017 GUIDANCE

•	Record Consolidated Revenue of $152.8 million; up 62% over 2Q 2016

•	Record Revenue from Mortgage products of $71.5 million; up 28% over 2Q 2016

•	Record Revenue from Non-mortgage products of $81.3 million; up 112% over 2Q 2016

•	GAAP Net Income from Continuing Operations of $8.0 million or $0.59 per diluted share

•	Record Variable Marketing Margin of $48.3 million; up 42% over 2Q 2016

•	Record Adjusted EBITDA of $27.0 million; up 62% over 2Q 2016

•	Adjusted Net Income per share of $0.90; up 8% over 2Q 2016

CHARLOTTE, NC - July 27, 2017 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online loan marketplace, today announced results for the quarter ended June 30, 2017.
"Record revenue and continued growth across the board are the highlights of LendingTree's record second quarter results,” said Doug Lebda, Chairman and Chief Executive Officer. “We continued to grow our network as lenders increasingly recognize the value in partnering with LendingTree, and we’re seeing substantial growth in consumer demand, solidifying the efficacy of LendingTree’s business model. Simultaneously, we are executing well against our long-term strategic initiatives to expand into new products, strengthen relationships with consumers, improve the consumer experience and optimize across the board. I’m extremely proud of our results and am even more excited about the opportunities ahead.”

Gabe Dalporto, Chief Financial Officer added, "Clearly, the core business continued to fire on all cylinders in the second quarter. And while that performance is the story, what is equally exciting is the execution of our M&A strategy. We're finding that we can acquire terrific companies at reasonable valuations, and that those businesses can accelerate quickly as part of the LendingTree platform."

Second Quarter 2017 Business Highlights

•	Total loan requests in the quarter of 5.4 million grew 48% compared to second quarter 2016

•
Record revenue from mortgage products of $71.5 million represents an increase of 28% over second quarter 2016 primarily driven by growth in purchase revenue, although refinance revenues grew more than 10%.

•	Record revenue from non-mortgage products of $81.3 million in the second quarter represents an increase of 112% over the second quarter 2016 and comprised 53% of total revenue.

•	Revenue from our credit card offerings grew to $37.0 million, an increase of 377% compared to second quarter 2016, or 43% on a proforma basis.

•	Record personal loans revenue of $20.5 million grew 23% over second quarter 2016 and grew 21% sequentially.

•	Home equity revenue grew $6.9 million over second quarter 2016 representing growth of more than 100%.

•
More than 5.7 million consumers have now signed up for free credit scores and savings alerts through My LendingTree, and the volume of new enrollments is accelerating. Revenue contribution from MyLendingTree grew 60% in the second quarter compared to the prior year period.

LendingTree Selected Financial Metrics
(In millions, except per share amounts)

			Q/Q		Y/Y
	2Q 2017	1Q 2017	% Change	2Q 2016	% Change
Revenue by Product
Mortgage Products (1)	$71.5	$62.9	14%	$56.0	28%
Non-Mortgage Products (2)	81.3	69.6	17%	38.3	112%
Total Revenue	$152.8	$132.5	15%	$94.3	62%
Non-Mortgage % of Total	53%	53%		41%

Income Before Income Taxes	$7.9	$6.7	18%	$12.6	(37)%
Income Tax (Expense) Benefit	$0.1	$1.1		$(3.6)
Net Income from Continuing Operations	$8.0	$7.8	3%	$9.0	(11)%
Net Income from Cont. Ops. % of Revenue	5%	6%		10%

Net Income per Share from Cont. Ops.
Basic	$0.67	$0.66	2%	$0.76	(12)%
Diluted	$0.59	$0.58	2%	$0.71	(17)%

Selling and Marketing Expense
Variable Selling & Marketing Expense (3)	$104.4	$89.0	17%	$60.3	73%
Non-variable Selling & Marketing	4.7	4.3	9%	4.2	12%
Selling and Marketing Expense	$109.1	$93.3	17%	$64.5	69%

Variable Marketing Margin (4)	$48.3	$43.5	11%	$34.0	42%
Variable Marketing Margin % of Revenue	32%	33%		36%

Adjusted EBITDA (4)	$27.0	$23.8	13%	$16.7	62%
Adjusted EBITDA % of Revenue (4)	18%	18%		18%

Adjusted Net Income (4)	$12.2	$11.5	6%	$10.6	15%

Adjusted Net Income per Share (4)	$0.90	$0.85	6%	$0.83	8%

(1)	Includes the purchase mortgage and refinance mortgage products.
(2)	Includes the home equity, reverse mortgage, personal loan, credit card, small business loan, student loan, auto loan, home services, insurance, deposit and personal credit products.
(3)
Defined as the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses.

(4)
Variable Marketing Margin, Variable Marketing Margin % of Revenue, Adjusted EBITDA, Adjusted EBITDA % of revenue, Adjusted Net Income and Adjusted Net Income per Share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

Second Quarter 2017 Financial Highlights

•	Record consolidated revenue of $152.8 million represents an increase of $58.5 million, or 62%, over revenue in the second quarter 2016.

•
GAAP net income from continuing operations of $8.0 million, or $0.59 per diluted share. GAAP net income from continuing operations in 2Q 2017 was impacted by a $9.4 million charge ($5.6 million net of tax) due to an increase in the fair value of contingent consideration associated with the CompareCards acquisition, reflecting the strong performance of that business and the higher probability of achieving earn-out targets. We also recognized a $3.8 million excess tax benefit related to stock-based compensation under the new accounting rules of ASU 2016-09.

•	Record Variable Marketing Margin of $48.3 million represents an increase of $14.3 million, or 42%, over second quarter 2016.

•	Record Adjusted EBITDA of $27.0 million increased $10.3 million, or 62%, over second quarter 2016.

•	Adjusted Net Income per share of $0.90 represents growth of 8% over second quarter 2016.

•	On May 31, 2017 the company issued $300 million aggregate principal amount of its 0.625% Convertible Senior Notes due June 1, 2022.

•	LendingTree generated $31 million in cash flow from operations in the second quarter, and as of June 30, 2017, maintained an unrestricted cash balance of $356 million.

Business Outlook - 2017
LendingTree is providing Revenue, Variable Marketing Margin and Adjusted EBITDA guidance for third quarter 2017 and updating full-year 2017 guidance, as follows:

For third quarter 2017:

•	Revenue is anticipated to be $155 - $160 million, or 64% - 69% over third quarter 2016.

•	Variable Marketing Margin is anticipated to be in the range of $51 - $54 million.

•	Adjusted EBITDA is anticipated to be in the range of $28 - $30 million, implying year-over-year growth of 52% - 63%.
For full-year 2017:

•	Revenue is anticipated to be in the range of $580 - $590 million, representing growth of 51% - 53% over full-year 2016 and an increase from prior guidance of $535 - $545 million.

•	Variable Marketing Margin is anticipated to be $190 - $195 million compared to prior guidance of $180 - $185 million.

•	Adjusted EBITDA is anticipated to be in the range of $103 - $106 million, up 48% - 52% over full-year 2016 and an increase from prior guidance of $95 - $99 million.

LendingTree is not able to provide a reconciliation of projected Variable Marketing Margin or Adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, contingent consideration and income taxes. These expenses or benefits have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call
A conference call to discuss LendingTree's second quarter 2017 financial results will be webcast live today, July 27, 2017 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at http://investors.lendingtree.com/. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website until 12:00 PM ET on Thursday, August 3, 2017. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #47309986. Callers outside the United States and Canada may dial (404) 537-3406 with passcode #47309986.

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands, except per share amounts)
Revenue	$152,773	$94,290	$285,288	$189,003
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	4,164	3,464	7,755	6,937
Selling and marketing expense	109,141	64,538	202,392	129,597
General and administrative expense	12,094	8,553	23,641	17,812
Product development	4,064	3,781	7,687	7,666
Depreciation	1,808	1,174	3,511	2,172
Amortization of intangibles	2,608	72	5,217	97
Change in fair value of contingent consideration	9,393	—	18,139	—
Severance	247	72	404	72
Litigation settlements and contingencies	285	(79)	689	90
Total costs and expenses	143,804	81,575	269,435	164,443
Operating income	8,969	12,715	15,853	24,560
Other income (expense), net:
Interest expense, net	(1,079)	(141)	(1,244)	(283)
Other income	13	—	13	—
Income before income taxes	7,903	12,574	14,622	24,277
Income tax benefit (expense)	104	(3,572)	1,183	(8,370)
Net income from continuing operations	8,007	9,002	15,805	15,907
Loss from discontinued operations, net of tax	(689)	(1,150)	(1,621)	(2,353)
Net income and comprehensive income	$7,318	$7,852	$14,184	$13,554

Weighted average shares outstanding:
Basic	11,965	11,795	11,896	11,863
Diluted	13,604	12,730	13,552	12,800
Income per share from continuing operations:
Basic	$0.67	$0.76	$1.33	$1.34
Diluted	$0.59	$0.71	$1.17	$1.24
Loss per share from discontinued operations:
Basic	$(0.06)	$(0.10)	$(0.14)	$(0.20)
Diluted	$(0.05)	$(0.09)	$(0.12)	$(0.18)
Net income per share:
Basic	$0.61	$0.67	$1.19	$1.14
Diluted	$0.54	$0.62	$1.05	$1.06

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2017	December 31, 2016
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$355,636	$91,131
Restricted cash and cash equivalents	4,089	4,089
Accounts receivable, net	52,217	41,382
Prepaid and other current assets	4,392	4,021
Total current assets	416,334	140,623
Property and equipment, net	35,487	35,462
Goodwill	99,694	56,457
Intangible assets, net	85,393	71,684
Deferred income tax assets	18,517	14,610
Other non-current assets	849	810
Non-current assets of discontinued operations	3,781	3,781
Total assets	$660,055	$323,427

LIABILITIES:
Accounts payable, trade	$1,885	$5,593
Accrued expenses and other current liabilities	68,960	49,403
Current contingent consideration	23,942	—
Current liabilities of discontinued operations	12,899	11,711
Total current liabilities	107,686	66,707
Long-term debt	232,095	—
Non-current contingent consideration	22,785	23,600
Other non-current liabilities	1,559	1,685
Total liabilities	364,125	91,992
Commitments and contingencies
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 14,162,254 and 13,955,378 shares issued, respectively, and 11,998,509 and 11,791,633 shares outstanding, respectively	142	140
Additional paid-in capital	1,068,970	1,018,010
Accumulated deficit	(709,748)	(722,630)
Treasury stock; 2,163,745 and 2,163,745 shares, respectively	(64,085)	(64,085)
Noncontrolling interest	651	—
Total shareholders' equity	295,930	231,435
Total liabilities and shareholders' equity	$660,055	$323,427

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Below is a reconciliation of net income from continuing operations to Variable Marketing Margin and net income from continuing operations % of revenue to Variable Marketing Margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016

Net income from continuing operations	$8,007	$7,798	$9,002
Net income from continuing operations % of revenue	5%	6%	10%

Adjustments to reconcile to Variable Marketing Margin:
Cost of revenue	4,164	3,591	3,464
Non-variable selling and marketing expense (1)	4,681	4,249	4,225
General and administrative expense	12,094	11,547	8,553
Product development	4,064	3,623	3,781
Depreciation	1,808	1,703	1,174
Amortization of intangibles	2,608	2,609	72
Change in fair value of contingent consideration	9,393	8,746	—
Severance	247	157	72
Litigation settlements and contingencies (2)	285	404	(79)
Interest expense, net	1,079	165	141
Other income	(13)	—	—
Income tax (benefit) expense	(104)	(1,079)	3,572
Variable Marketing Margin	$48,313	$43,513	$33,977
Variable Marketing Margin % of revenue	32%	33%	36%

(1)
Defined as the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

(2)	Includes legal fees for certain patent litigation.

Below is a reconciliation of net income from continuing operations to adjusted EBITDA and net income from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016

Net income from continuing operations	$8,007	$7,798	$9,002
Net income from continuing operations % of revenue	5%	6%	10%
Adjustments to reconcile to Adjusted EBITDA:
Non-cash compensation	2,900	2,230	2,429
Loss on disposal of assets	36	273	140
Acquisition expense	488	549	137
Change in fair value of contingent consideration	9,393	8,746	—
Severance	247	157	72
Litigation settlements and contingencies (1)	285	404	(79)
Depreciation	1,808	1,703	1,174
Amortization of intangibles	2,608	2,609	72
Rental depreciation and amortization of intangibles	263	262	—
Interest expense, net	1,079	165	141
Income tax (benefit) expense	(104)	(1,079)	3,572
Adjusted EBITDA	$27,010	$23,817	$16,660
Adjusted EBITDA % of revenue	18%	18%	18%

(1)	Includes legal fees for certain patent litigation.

Below is a reconciliation of net income from continuing operations to Adjusted Net Income and net income per diluted share from continuing operations to Adjusted Net Income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	June 30, 2017	March 31, 2017	June 30, 2016

Net income from continuing operations	$8,007	$7,798	$9,002
Adjustments to reconcile to Adjusted Net Income:
Non-cash compensation	2,900	2,230	2,429
Loss on disposal of assets	36	273	140
Acquisition expense	488	549	137
Change in fair value of contingent consideration	9,393	8,746	—
Severance	247	157	72
Litigation settlements and contingencies (1)	285	404	(79)
Income tax benefit from adjusted items	(5,340)	(4,942)	(1,149)
Excess tax benefit from stock-based compensation	(3,840)	(3,762)	—
Adjusted net income	$12,176	$11,453	$10,552

Net income per diluted share from continuing operations	$0.59	$0.58	$0.71
Adjustments to reconcile net income from continuing operations to Adjusted Net Income	0.31	0.27	0.12
Adjusted net income per share	$0.90	$0.85	$0.83

Weighted average diluted shares outstanding	13,604	13,477	12,730

(1)	Includes legal fees for certain patent litigation.

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•	Variable Marketing Margin

•	Variable Marketing Margin % of revenue

•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")

•	Adjusted EBITDA % of revenue

•	Adjusted Net Income

•	Adjusted Net Income per share

Variable Marketing Margin is a measure of the operating efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable Marketing Margin and Variable Marketing Margin % of revenue are primary metrics by which the Company measure the effectiveness of its marketing efforts.

Adjusted EBITDA and Adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of Adjusted EBITDA, by which management and many employees are compensated.

Adjusted Net Income and Adjusted Net Income per share supplement GAAP income from continuing operations and GAAP income per diluted share from continuing operations by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted Net Income and Adjusted Net Income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, severance, litigation settlements, contingencies and legal fees for certain patent litigation, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments and any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09. LendingTree believes that Adjusted Net Income and Adjusted Net Income per share are useful financial indicators that provide a different view of the financial performance of the Company than Adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income (loss) per diluted share from continuing operations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable Marketing Margin is defined as revenue less the portion of selling & marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (7) one-time items.

Adjusted Net Income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation,
(6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (7) one-time items, (8) the effects to income taxes of the aforementioned adjustments, and (9) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09.

Adjusted Net Income per share is defined as Adjusted Net Income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP Adjusted Net Income, the effects of potentially dilutive securities are included in the denominator for calculating Adjusted Net Income per share. There were no GAAP losses recorded in any periods in this report.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and Adjusted Net Income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from Adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Form 10-Q for the period ended March 31, 2017, our Annual Report on Form 10-K for the period ended December 31, 2016 and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.
LendingTree, Inc. (NASDAQ: TREE) operates the nation's leading online loan marketplace and provides consumers with an array of online tools and information to help them find the best loans for their needs. LendingTree's online marketplace connects consumers with multiple lenders that compete for their business, empowering consumers as they comparison-shop across a full suite of loans and credit-based offerings. Since its inception, LendingTree has facilitated more than 65 million loan requests. LendingTree provides access to its network of over 450 lenders offering home loans, home equity loans/lines of credit, reverse mortgages, personal loans, auto loans, small business loans, credit cards, student loans, and more.
LendingTree, Inc. is headquartered in Charlotte, NC and maintains operations solely in the United States. For more information, please visit www.lendingtree.com.

Investor Relations Contact:
Trent Ziegler
trent.ziegler@lendingtree.com
704-943-8294

Media Contact:
Megan Greuling
megan.greuling@lendingtree.com
704-943-8208